UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AZTECA ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	45-2487011
(State of incorporation or organization)	(I.R.S. employer
identification no.)

421 N. Beverly Drive, Suite 300
Beverly Hills, CA	90210
(Address of principal executive offices)	(zip code)

Securities to be registered pursuant to Section 12(b) of the Act:  None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-173687

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered
Units, each consisting of one share of Common Stock and one Warrant
Common Stock, $0.0001 par value per share
Common Stock Purchase Warrants

Item 1.                    Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, common stock and warrants of Azteca Acquisition Corporation (the “Company”).  The description of the units, common stock and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-173687) filed with the Securities and Exchange Commission on April 22, 2011, as amended from time to time (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference.  Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.                    Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description
3.2	Certificate of Conversion.*
3.3	Certificate of Incorporation.*
3.4	Bylaws. *
3.5	Form of Amended and Restated Certificate of Incorporation. *
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate. *
4.3	Specimen Warrant Certificate. *
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant. *
10.4	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant. *

*	Incorporated by reference to the corresponding exhibit of the same number filed with the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

AZTECA ACQUISITION CORPORATION

Dated: June 28, 2011	By:	/s/ Gabriel Brener
Name: Gabriel Brener
Title: Chief Executive Officer